UNITED  STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2010

GLOBAL ENERGY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28025	86-0951473

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Shaul Hamelech Street, 5th Floor, Tel Aviv, Israel	61181

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  972-077-202-5444
N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

Global Energy has announced the appointment of Mr. Shlomo Zakai as the Treasurer and Chief Financial Officer of the Company as of May 1, 2010.

Mr. Zakai currently has his own accounting firm which provides a range of services to publicly traded companies as well as private companies, and he has served as controller and Chief Financial Officer of a number of private companies.  Mr. Zakai previous worked as an accountant for nine years in the Hi-Tech department of Kost, Forer, Gabbay & Kasierer, an independent registered public accounting firm and a member firm of Ernst & Young Global, where he last served as a senior manager and worked with companies publicly traded on Nasdaq and in Israel.  Mr. Zakai has been a Certified Public Accountant since 1998 and he holds a B.A. in Accounting from the College of Management in Rishom Le'Zion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

By:	/s/ Asi Shalgi
Asi Shalgi President and Chief Executive Officer
Date: May 3, 2010